UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2005

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400 Chicago, Illinois 60606
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mark L. Wetzel has been appointed Chief Accounting Officer of Equity Residential (the “Company”) effective as of March 17, 2005.  Mr. Wetzel, who has been with the Company for ten years, is assuming the position of Chief Accounting Officer formerly held by Michael J. McHugh, who resigned from the Company on March 16, 2005, in accordance with the previous announcement of his intention to retire as disclosed in the Company’s press release dated November 2, 2004.  Mr. Wetzel will continue to report to Donna Brandin, the Chief Financial Officer of the Company.  Mr. Wetzel, 46, has served as Senior Vice President – Financial Reporting and Controller of the Company since February 2004.  He was First Vice President – Financial Reporting and Controller of the Company from July 2000 to January 2004, Vice President – Financial Reporting and Controller of the Company from January 1998 to June 2000 and Controller of the Eastern Division of the Company from December 1994 to December 1997.   Mr. Wetzel is a licensed CPA and has an MBA from Xavier University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	EQUITY RESIDENTIAL

	By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President, General Counsel and Secretary